UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 20, 2006

Staples, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-17586	04-2896127
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification Number)
of incorporation)

Five Hundred Staples Drive, Framingham, MA		01702
(Address of principal executive offices)		(Zip Code)

508-253-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2006, Staples, Inc. (the “Company”) amended certain outstanding and unexercised non-qualified stock options granted under the Company’s Amended and Restated 1992 Equity Incentive Plan to the executive officers listed below.  These amendments increased the per share exercise prices of the options listed below from $12.2333 to $12.88 (adjusted to reflect stock splits) and were made to avoid potential adverse tax consequences.

Option Recipient	Date of Grant	Number of Shares (Split Adjusted)	Original Exercise Price (Split Adjusted)	Amended Exercise Price (Split Adjusted)
Ronald L. Sargent, Chairman and Chief Executive Officer	July 1, 2003	525,000	$12.2333	$12.88
John J. Mahoney, Vice Chairman and Chief Financial Officer	July 1, 2003	150,000	$12.2333	$12.88
Joseph G. Doody, President, North American Delivery	July 1, 2003	75,000	$12.2333	$12.88

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2006	Staples, Inc.

	By:	/s/ Jack VanWoerkom
Jack VanWoerkom
Executive Vice President,
General Counsel and Secretary